UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2025

Toppoint Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42471	92-2375560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Kenas Road, North Wales, PA	19454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 551-866-1320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TOPP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 23, 2025, Mr. Dingding He resigned from his positions as a director and member of the committees of Board of Directors (the “Board”) of Toppoint Holdings Inc. (the “Company”), effectively immediately. Mr. He’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 25, 2025, the Board elected Mr. Jimmy M. Wong (“Mr. Wong”) as a new director, the chair of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, of the Board, effective immediately, to fill the vacancies created by Mr. Dingding He’s resignation. Mr. Wong is also designated as the “audit committee financial expert” within the meaning of Regulation S-K. Mr. Wong will be subject to reelection at the Company’s next annual meeting of stockholders.

Mr. Wong, 69, is a retired, seasoned executive in finance, business and information technology, with over 30 years of experience across North America and the Asia Pacific region, spanning financial accounting, e-commerce and management consulting. He was a successful entrepreneur and business professional, having founded several startups in Hong Kong and China. In 2005, his firm Teksen, merged with HiSoft China where he served as chief executive officer of HiSoft Enterprise Solutions Group, supporting a global customer base, from 2005 to 2007. HiSoft Technology International Limited became listed on NASDAQ (NASDAQ: HSFT) in 2011, as one of the largest information technology service providers in China. Mr. Wong also served as the Executive VP of VancInfo Technologies from 2007 to 2009. VanceInfo Technologies became listed on NYSE (NYSE: VIT) in 2007. Prior to establishing his own businesses, he served as Accenture’s Head of the Asia Oracle Practice from 2002 to 2004, leading its eEBS (electronic Enterprise Business Solutions) offerings, Accenture’s flagship global e-Commerce initiative. At Oracle Corporation, he held the position of Director of Oracle Consulting Services, where he supported major multinational clients in implementing Oracle financial applications from 1996 to 2000. Earlier in his career, he held various consulting and financial roles at Coopers & Lybrand Consulting Group (from 1985 to 1987), Digital Equipment Corporation (from 1987 to 1989), and the Canadian Imperial Bank of Commerce (from 1989 to 1991). Mr. Wong received his Master of Business Administration, Master of Applied Science (Engineering) and Bachelor of Applied Science (Engineering) from the University of Ottawa, Canada. He was also a qualified accountant (Certified Management Accountant) and registered as a professional engineer (P. Eng.) in Ontario, Canada.

Mr. Wong will not receive compensation for his service as a director or member of Board committees before reelection at the Company’s next annual meeting of stockholders.

There is no family relationship that exists between Mr. Wong and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Wong and any other persons pursuant to which he was elected to the Board and there are no related party transactions between the Company and Mr. Wong that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2025	Toppoint Holdings Inc.

/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

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